EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of American Residential Services, Inc. (the "Company") of our reports on the audited financial statements of the Company, dated March 14, 1997 included in (or incorporated by reference) in the Company's Registration Statement on Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this Registration Statement.

/s/ ARTHUR ANDERSEN LLP

Houston, Texas
August 12, 1997